Exhibit 99.1

Marathon Patent Group and Uniloc Terminate Proposed Business Combination

LOS ANGELES, CA and LUXEMBOURG CITY—(February 23, 2016) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon”), and Uniloc Luxembourg SA, announced today that they have terminated their proposed business combination.

“We have enormous respect for Uniloc, its management and its intellectual property” said Doug Croxall, Chairman and Chief Executive Officer of Marathon. “Uniloc and Marathon share a common vision of data-driven success in patent licensing.  While the timing might not have worked at this juncture, we will remain in contact with Uniloc and its executive team about future possibilities.”

Neither Marathon nor Uniloc is entitled to a breakup or termination fee.

About Marathon Patent Group:

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon’s strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. Our assessment of our and Uniloc’s business strength and progress are uncertain forward looking statements. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:
Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com